Exhibit 99.1

Cardtronics Completes Acquisition of EDC ATM Business and Announces Second Quarter 2011 Earnings Release Date and Conference Call Information

HOUSTON, July 26, 2011 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company") today announced that its wholly-owned subsidiary, Cardtronics USA, Inc. has completed the acquisition of EDC ATM Subsidiary, LLC and Efmark Deployment I, Inc. (collectively "EDC"). The cash purchase price of $145 million was funded through borrowings under the Company's amended credit facility.

As a result of the acquisition of EDC, Cardtronics added approximately 3,700 ATMs in high-traffic U.S. retail locations and ATM branding contracts with some of America's largest financial institutions. With the completion of the acquisition, Cardtronics now has ATM branding relationships with eight of the 15 largest U.S. banks (by assets).

In conjunction with the funding of the EDC acquisition, the Company amended its credit facility for certain terms, including the following: 1) the committed credit under the facility was expanded from $175 million to $250 million; 2) certain pricing terms and covenants were amended to be generally more favorable to the Company; and 3) the term of the facility was extended by one year, through July 15, 2016.

The Company plans to update its financial guidance for 2011 to include the expected contribution of the EDC business when it issues its second quarter 2011 financial results, for which the information is provided below.

Second Quarter 2011 Earnings Release Information

The Company also announced today that it has scheduled a conference call on Thursday, August 4, 2011, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company's financial results for the quarter ended June 30, 2011. Results for the quarter are expected to be released after the close of the financial markets that day.

To access the call, please call the conference call operator at (877) 303-9205, or the alternate dial-in at (760) 536-5226 fifteen minutes prior to the scheduled start time, and request to be connected to the "Cardtronics Second Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of Cardtronics' website at http://www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, August 18, 2011 and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 85829448 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through September 3, 2011.

About Cardtronics, Inc.

Cardtronics (Nasdaq:CATM) is the world's largest non-bank owner of ATMs. The Company operates over 37,200 ATMs in the United States, the United Kingdom, Mexico, and the Caribbean, primarily with well-known retailers such as 7-Eleven®, Chevron®, Costco®, CVS®/pharmacy, ExxonMobil®, Hess®, Rite Aid®, Safeway®, Target®, and Walgreens®. Cardtronics also assists in the operation of approximately 4,300 ATMs under managed services contracts with customers such as Kroger®, Travelex®, and Circle K®. In addition to its retail ATM operations, the Company provides services to large and small banks, credit unions, and prepaid card issuers, allowing them to place their brands on over 14,600 Cardtronics' ATMs and providing surcharge-free access through Cardtronics' Allpoint Network. http://www.cardtronics.com.

The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the Company's financial outlook and the financial outlook of the ATM industry;

•
the Company's ability to respond to recent and future regulatory changes, including possible effects from the Dodd-Frank Wall Street Reform and Consumer Protection Act which could result in different behavior by consumers, retailers and banks;

•	the Company's ability to respond to potential reductions in the amount of interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs;

•	the Company's ability to provide new ATM solutions to financial institutions;

•	the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;

•	the implementation of the Company's corporate strategy;

•	the Company's ability to compete successfully with new and existing competitors;

•	the Company's ability to renew and strengthen its existing customer relationships and add new customers;

•	the Company's ability to meet the service levels required by its service level agreements with its customers;

•	the Company's ability to pursue and successfully integrate acquisitions;

•	the Company's ability to successfully manage its existing international operations and to continue to expand internationally;

•	the Company's ability to prevent security breaches;

•	the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;

•	the Company's ability to manage concentration risks with key customers, vendors and service providers;

•	changes in interest rates and foreign currency rates; and

•	the additional risks the Company is exposed to in its armored transport business.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Cardtronics and Allpoint are registered trademarks of Cardtronics, Inc.

CONTACT:   Cardtronics - Media
Nick Pappathopoulos
Director - Public Relations
832-308-4396
npappathopoulos@cardtronics.com

Cardtronics - Investors
Chris Brewster
Chief Financial Officer
832-308-4128
cbrewster@cardtronics.com